UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2025
________________________
ZAI LAB LIMITED
(Exact name of registrant as specified in its charter)
________________________

Cayman Islands	001-38205	98-1144595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

899 Halei Road Building B, Pudong Shanghai China	201203
314 Main Street 4th Floor, Suite 100 Cambridge, MA, USA	02142
(Address of principal executive offices)	(Zip Code)
+86 21 6163 2588
+1 857 706 2604
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 10 Ordinary Shares, par value $0.000006 per share	ZLAB	The Nasdaq Global Market
Ordinary Shares, par value $0.000006 per share*	9688	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Zai Lab Limited (the “Company”) identified an additional opportunity to access capital denominated in RMB through a debt facility with Industrial Bank Co., Ltd. on favorable commercial terms to support our working capital needs in mainland China. As a result, on October 13, 2025, the Company entered into a maximum amount guarantee contract (the “Guarantee”) with Industrial Bank Co., Ltd., Shanghai Gubei Branch (“CIB”) pursuant to which the Company will guarantee working capital loans of up to RMB300 million (approximately $42.1 million) from CIB to our wholly-owned subsidiary, Zai Lab (Shanghai) Co., Ltd. (“Zai Lab Shanghai”), and Zai Lab Shanghai entered into a credit line contract with CIB with respect to the RMB300 million revolving credit facility (the “Credit Contract”). The credit facility will be available until May 5, 2026, and key terms of the specific working capital loans, including the amount, term, and interest rate, will be included in the specific transaction documents. Each working capital loan is expected to have a term of one year. The Credit Contract contains customary representations and warranties and affirmative and restrictive covenants, including a requirement to obtain prior written consent from CIB before engaging in certain transactions that could have an adverse impact on its debt repayment ability, including mergers, spin-offs, equity transfers, and other material matters such as external investments or substantial increases in debt financings.
The description of the Guarantee and Credit Contract contained herein is qualified in its entirety by reference to the Guarantee, a copy of which is attached hereto as Exhibit 10.1, and the Credit Contract, a copy of which is attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.
To date, Zai Lab Shanghai has not entered into any working capital loans under this debt facility.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in Item 1.01 above is hereby incorporated by reference into this item.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1+	Unofficial English Translation of Maximum Amount Guarantee Contract, dated as of October 13, 2025, by and between Zai Lab Limited and Industrial Bank Co., Ltd., Shanghai Gubei Branch

10.2+	Unofficial English Translation of Line of Credit Contract, dated as of October 13, 2025, by and between Zai Lab (Shanghai) Co., Ltd. and Industrial Bank Co., Ltd., Shanghai Gubei Branch

104	The cover page of this report is formatted in Inline XBRL
+ Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAI LAB LIMITED

	By:	/s/ F. Ty Edmondson
	Name:	F. Ty Edmondson
	Title:	Chief Legal Officer and Corporate Secretary

Date: October 16, 2025